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                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE


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                                                                                                   Year Ended
                                                                                                December 31, 1997
                                                                                                -----------------
                                                                                              (Dollars in Thousands)
EARNINGS PER COMMON SHARE
  Net Income available to common shareholders                                                      $     7,527
                                                                                                   ===========
  Weighted average common shares outstanding                                                         5,150,401
                                                                                                   ===========

EARNINGS PER COMMON SHARE                                                                                $1.46
                                                                                                         =====


EARNINGS PER COMMON SHARE ASSUMING DILUTION

  Net Income available to common shareholders                                                      $     7,527
                                                                                                   ===========

  Weighted average common shares outstanding                                                         5,150,401

  Add: Dilutive effects of assumed exercises of stock options and warrants                             458,659
                                                                                                   -----------

  Weighted average common and dilutive potential common shares outstanding                           5,609,060
                                                                                                   ===========

EARNINGS PER COMMON SHARE ASSUMING DILUTION                                                              $1.34
                                                                                                         =====
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